Exhibit 99.4

Mama’s Creations Announces Pricing of $100 Million Public Offering of Common Stock

EAST RUTHERFORD, New Jersey — June 29, 2026 – Mama’s Creations, Inc. (Nasdaq: MAMA) (“Mama’s Creations” or the “Company”), a leading national marketer and manufacturer of fresh deli prepared foods, today announced the pricing of its registered underwritten public offering of 5,555,556 shares of its common stock, par value $0.00001 per share (“Common Stock”) at a public offering price of $18.00 per share, resulting in gross proceeds to the Company of approximately $100 million, before deducting the underwriters’ discount and commissions and estimated offering fees and expenses. In addition, Mama’s Creations has granted the underwriters a 30-day option to purchase up to an additional 833,333 shares of Common Stock at the public offering price, less underwriting discounts and commissions. If the underwriters exercise their option in full, the expected gross proceeds of the offering, before deducting the underwriters’ discount and commissions and estimated offering fees and expenses, would be approximately $115 million. The offering is expected to close on July 1, 2026, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, which may include, among other things, funding the acquisition of businesses or other assets that it believes are complementary to its own, although it currently has no arrangements or commitments with respect to any such transaction.

William Blair & Company, L.L.C. and D.A. Davidson & Co. are serving as lead book-running managers for the offering. Craig-Hallum Capital Group LLC, Lake Street Capital Markets, LLC and Roth Capital Partners, LLC are acting as co-managers for the offering.

The offering is being made pursuant to an automatic shelf registration statement on Form S-3, including a base prospectus, that was filed with the Securities and Exchange Commission (the “SEC”) and became effective on June 29, 2026 and is available on the SEC’s website located at www.sec.gov. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website. A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website. When available, copies of the final prospectus supplement and the accompanying base prospectus may be obtained, for free by contacting: William Blair & Company, L.L.C., Attn: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at 1-800-621-0687 or by email at: prospectus@williamblair.com; or D.A. Davidson & Co., Attn: Equity Syndicate Department, 1325 Avenue of the Americas, 17th Floor, New York, New York 10019, by telephone at 1-800-332-5915, or by email at: prospectusrequest@dadco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (Nasdaq: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 12,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, risks associated with market conditions and the satisfaction of customary closing conditions related to the offering and uncertainties related to the offering, the use of proceeds from the offering, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Mama’s Creations to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Mama’s Creations files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended January 31, 2026, as well as subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Mama’s Creations’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Mama’s Creations cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Mama’s Creations expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For investor inquiries, please contact:

Lucas A. Zimmerman

Managing Director

MZ Group – MZ North America

(949) 259-4987

MAMA@mzgroup.us

www.mzgroup.us